Exhibit (99.01)
Oak Ridge Financial Services, Inc.
UST #381
Certification of the Principal Executive Officer
under TARP Interim Final Rule 31 C.F.R. 30.15(a)

I, Ronald O. Black, certify, based on my knowledge, that the TARP period of Oak Ridge Financial Services, Inc. under the TARP Interim Final Rules at 31 C.F.R. Part 30 ended on October 31, 2012 with the sale by the U.S. Department of the Treasury of all of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, that Oak Ridge Financial Services, Inc. had issued to the U.S. Department of the Treasury in 2009, and that:

(i)            The corporate governance, compensation and nominating committee of Oak Ridge Financial Services, Inc. has discussed, reviewed, and evaluated with senior risk officers during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Oak Ridge Financial Services, Inc.;

(ii)           The corporate governance, compensation and nominating committee of Oak Ridge Financial Services, Inc. has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Oak Ridge Financial Services, Inc. and has identified any features of the employee compensation plans that pose risks to Oak Ridge Financial Services, Inc. and has limited those features to ensure that Oak Ridge Financial Services, Inc. is not unnecessarily exposed to risks;

(iii)          The corporate governance, compensation and nominating committee has reviewed during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Oak Ridge Financial Services, Inc. to enhance the compensation of an employee, and has limited any such features;

(iv)          The corporate governance, compensation and nominating committee of Oak Ridge Financial Services, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)           The corporate governance, compensation and nominating committee of Oak Ridge Financial Services, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in

(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Oak Ridge Financial Services, Inc.;

(B)	Employee compensation plans that unnecessarily expose Oak Ridge Financial Services, Inc. to risks; and

(C)	Employee compensation plans that could encourage the manipulation of reported earnings of Oak Ridge Financial Services, Inc. to enhance the compensation of an employee;

(vi)         Oak Ridge Financial Services, Inc. has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)        Oak Ridge Financial Services, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii)        Oak Ridge Financial Services, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix)         Oak Ridge Financial Services, Inc. and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x)           Oak Ridge Financial Services, Inc. will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xi)          Oak Ridge Financial Services, Inc. will disclose whether Oak Ridge Financial Services, Inc., the board of directors of Oak Ridge Financial Services, Inc., or the corporate governance, compensation and nominating committee of Oak Ridge Financial Services, Inc. has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xii)         Oak Ridge Financial Services, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiii)        Oak Ridge Financial Services, Inc. has substantially complied with the requirements related to employee compensation that are provided in the agreement between Oak Ridge Financial Services, Inc. and the U.S. Department of the Treasury, including any amendments;

(xiv)        I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.  (See, for example, 18 U.S.C. 1001.)

Date: March 25, 2013	/s/ Ronald O. Black
Ronald O. Black
President and Chief Executive Officer